Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements of Dollar Financial Corp. of our report dated February 27, 2009, relating to the consolidated balance sheet of Military Financial Services, LLC as of December 31, 2008, and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended, included in this Current Report on Form 8K).
1)	Registration Statement (Form S-8 No. 333-147495) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan;

2)	Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Deferred Compensation Plan;

3)	Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. 2005 Stock Incentive Plan;

4)	Registration Statement (Form S-3 No. 333-139580 and 333-146205) of Dollar Financial Corp.
Crowe Horwath LLP
Lexington, Kentucky
November 17, 2009